FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      RENAISSANCE ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                  Colorado                                  84-1094630
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

440 Arapahoe Road, Suite 200, Boulder, Colorado                80303
(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered

       Common Stock, $.03 par value                Philadelphia Stock Exchange

       Class A Redeemable Common                   Philadelphia Stock Exchange
        Stock Purchase Warrants

       Class B Redeemable Common                   Philadelphia Stock Exchange
        Stock Purchase Warrants

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
                                (Title of class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Company's Common Stock, Class A Redeemable Common Stock Purchase Warrants and Class B Redeemable Common Stock Purchase Warrants is hereby incorporated by reference to the description contained in the Company's Registration Statement on Form SB-2, as amended (Commission File No. 33-85538).


ITEM 2.  EXHIBITS.

         1. Company's Annual Report on Form 10-KSB, and amendments thereto, for the fiscal year ended March 31, 1996. (1)

         2. Company's Quarterly Report on Form 10-QSB, and amendments thereto, for the fiscal quarter ended June 30, 1996. (1)

         3. Registrant's Proxy Statement for the Annual Meeting of Shareholders to be held on November 26, 1996. (1)

         4.       Amended and Restated Articles of Incorporation of the Company.
                  (1)
         5.       Articles of Amendment to Articles of Incorporation.(1)

         6.       Bylaws of the Company. (1)

         7.       Specimen stock certificate. (1)

         8. Specimen certificate for Class A Redeemable Common Stock Purchase Warrant. (1)

         9. Specimen certificate for Class B Redeemable Common Stock Purchase Warrant. (1)

        10. Company's Annual Report submitted to shareholders in connection with the Annual Meeting of Shareholders to be held on November 26, 1996. (1)

-------------------------------

(1) Exhibit is being filed with copies of this Registration Statement filed with the Philadelphia Stock Exchange. Exhibit is not being filed with, or incorporated by reference in, copies of the Registration Statement filed with the Commission.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            RENAISSANCE ENTERTAINMENT
                                            CORPORATION


Date:    November 13, 1996                  By:        /s/ Charles S. Leavell
                                                     ------------------------
                                                     Charles S. Leavell
                                                     Its:     President